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                                                                     Exhibit 8.2


                                                              September 10, 2002



Alcan Inc.,
   1188 Sherbrooke Street West,
      Montreal, Quebec, Canada H3A 3G2.


Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 (No. 333-85998) (the "Registration Statement") filed with the Securities and Exchange Commission by Alcan Inc. (the "Company"), including the prospectus dated May 17, 2002 contained therein, and the prospectus supplement dated September 5, 2002 to such prospectus (the "Prospectus Supplement") relating to the offering of $500,000,000 aggregate principal amount of the Company's 4-7/8% Notes due 2012.

                  We have acted as special United States counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus Supplement. We hereby confirm to you our opinion set forth under the heading "United States Taxation" in the Prospectus Supplement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     Very truly yours,


                                                     /s/ Sullivan & Cromwell